Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No.1) of our report dated April 14, 2014 relating to the financial statements of Revolutions Medical Corporation as of December 31, 2013 and 2012 and for the years then ended. We also consent to the reference to our firm under the heading ""Interests of Named Experts and Counsel" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

January 16, 2015